Exhibit 99.2

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by May 19, 2020 at 10:00 A.M., EST. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/ZCOR delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ZCOR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of March 16, 2020 (as it may be amended from time to time, referred to as the “Merger Agreement”), by and among Zyla Life Sciences, Assertio Therapeutics, Inc., Alligator Zebra Holdings Inc., Zebra Merger Sub and Alligator Merger Sub, Inc. 2. To approve the adjournment from time to time of the Zyla Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the Zyla Special Meeting or any adjournment or postponement thereof. 3. To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Zyla Life Sciences to its named executive officers in connection with the merger contemplated by the Merger Agreement Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 6 0 6 3 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 038UWB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. 2020 Special Meeting Proxy Card1234 5678 9012 345

Zyla life sciences

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2020 Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 16, 2020 (as it may be amended from time to time, referred to as the "Merger Agreement"), by and among Zyla Life Sciences, Assertio Therapeutics, Inc., Alligator Zebra Holdings Inc., Zebra Merger Sub and Alligator Merger Sub, Inc.	☐	☐	☐
2. To approve the adjournment from time to time of the Zyla Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the Zyla Special Meeting or any adjournment or postponement thereof.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Zyla Life Sciences to its named executive officers in connection with the merger contemplated by the Merger Agreement	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 460637 +

038UXB

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.edocumentview.com/ZCOR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2020 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — May 19, 2020 Mark Strobeck and Megan Timmins, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Zyla Life Sciences to be held virtually on Tuesday, May 19, 2020 at 10:00 a.m., EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Zyla Life Sciences

2020 Virtual Special Meeting of Zyla Life Sciences’ Stockholders Tuesday, May 19, 2020 at 10:00 a.m. EST www.envisionreports.com/ZCOR The 2020 Virtual Special Meeting of Stockholders of Zyla Life Sciences will be held on Tuesday, May 19, 2020 at 10:00 a.m. EST, virtually via the internet at www.envisionreports.com/ZCOR. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.edocumentview.com/ZCOR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — May 19, 2020 Mark Strobeck and Megan Timmins, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Zyla Life Sciences to be held virtually on Tuesday, May 19, 2020 at 10:00 a.m., EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Zyla Life Sciences Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ZCOR